Exhibit 10.1

VERTEX PHARMACEUTICALS INCORPORATED

1996 STOCK AND OPTION PLAN

[Form of Stock Option Grant]

This Stock Option Agreement sets forth the terms and conditions of an Option granted pursuant to the provisions of the 1996 Stock And Option Plan (the “Plan”) of Vertex Pharmaceuticals Incorporated (the “Company”) to the Participant whose name appears below, covering the number of Shares of Common Stock of the Company set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions.  Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.                                       Name and address of Participant to whom this Option is granted:

[name and address]

2.                                       Number of Shares of Common Stock subject to this Option:

[        ] Shares

3.                                       Purchase price of Shares subject to this Option:

[        ] per Share

4.                                       Date of grant of this Option:

[        ]

5.                                       Expiration date of this Option:  [        ], subject to earlier termination in the event of any termination of service of the Participant or otherwise in accordance with the provisions of the Plan. This Option may not be exercised later than three (3) months after the Participant’s termination of employment with the Company and its Affiliates except as provided in the Plan in the event of death or disability of the Participant.

6.                                       Vesting.

6.1  Vesting Schedule.  This Option shall vest and become exercisable, so long as the Participant continues to serve as an employee of the Company or an Affiliate, in sixteen (16) equal quarterly installments, with the first such installment vesting three (3) months after the date of grant and subsequent installments vesting quarterly thereafter until fully vested, except as otherwise provided in paragraphs 6.2 and 6.3 below. The amounts of such installments are set forth on the attached schedule.

6.2 Absence.  This Option shall not vest during any period of long-term disability or personal leave of absence of the Participant from the Company or an Affiliate (as determined under applicable Company policies).  If the Participant resumes employment with the Company after a personal leave of absence or long-term disability in accordance with applicable Company policies, vesting shall resume upon the resumption of employment, and the Option will continue vesting at the rate provided in paragraph 6.1 above until the Option is fully exercisable. Notwithstanding the foregoing, in no event shall the term of the Option be extended beyond the date set forth in Section 5 above.

6.3  Death of the Participant.  In the event of the death of the Participant while an employee of the Company or an Affiliate, the vesting of those installments of this Option that would otherwise vest during the one-year period following the date of death shall be accelerated, and the Option shall be exercisable as to such installments, together with any previously vested but unexercised portion of the Option, effective as of the date of death.

7.                                       [Option type].  This Option is [NOT] designated as an incentive stock option (“ISO”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the “Code”).

8.                                       Plan.  The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect.  The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this Option is subject to these terms and provisions in all respects.

9.                                       Exercise.  At any time when the Participant wishes to exercise this Option, in whole or in part, the Participant shall submit a duly executed Notice of Exercise, in a form reasonably satisfactory to the Company, together with payment of the purchase price therefore (a) in U.S. dollars in cash or by check, or (b) in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Company, or (c) as otherwise permitted under the Plan. The Participant agrees to notify the Company in writing immediately after the Participant makes any Disqualifying Disposition of any Shares acquired pursuant to the exercise hereof.

VERTEX PHARMACEUTICALS INCORPORATED

By: